UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) _December 15, 2006
REGENT COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

0-15392	31-1492857

(Commission File Number)	(IRS Employer Identification No.)

2000 Fifth Third Center, 511 Walnut Street, Cincinnati, Ohio	45202

(Address of Principal Executive Offices)	(Zip Code)
(513) 651-1190

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 Financial Information
Item 2.01 Completion of Acquisition or Disposition of Assets.
     On December 15, 2006, Regent Communications, Inc. completed the acquisition of substantially all of the broadcasting and intangible assets of five radio stations serving the Buffalo, New York market from CBS Radio Stations Inc. The stations acquired include WBLK-FM, WBUF-FM, WECK-AM, WJYE-FM and WYRK-FM. The Company used borrowings under its former and existing credit facilities to fund the $125.0 million purchase price. Regent began operating the radio stations under a local marketing agreement effective October 1, 2006.
     Prior to September 1, 2006, no material relationship existed between the Company and CBS Radio Stations Inc.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(a) and (b)	The financial information required by this item 9 will be filed not later than 71 days after the date of this Current Report on Form 8-K.
(d)	Exhibits

Exhibit	Description

2.1	Asset Purchase Agreement dated as of September 1, 2006 by and among Regent Broadcasting of Buffalo, Inc. and CBS Radio Stations Inc. (excluding schedules and exhibits not deemed material)
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENT COMMUNICATIONS, INC.

By:	/s/ Anthony A. Vasconcellos

Anthony A. Vasconcellos Executive Vice President and Chief Financial Officer
Date: December 21, 2006

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